Exhibit 99.1

American Electric Technologies, Inc
6410 Long Drive
Houston, Texas 77087
713.644.8182

FOR RELEASE – April 18, 2012 – 3:00 pm (EST)

AETI Accelerates Global Growth Strategy through Agreement for $5.0 Million

Investment by JCH Crenshaw Holdings, LLC

HOUSTON, April 18, 2012—American Electric Technologies, Inc. (NASDAQ: AETI) a leading global supplier of power delivery solutions for the energy industry, today announced that it has entered into a definitive agreement to sell $5.0 million of convertible preferred stock in a private financing to JCH Crenshaw Holdings, LLC of Beaumont, Texas.

JCH Crenshaw Holdings, LLC is led by Casey Crenshaw. Mr. Crenshaw is currently executive vice president of The Modern Group, a family of leading oil field equipment companies including Dragon, president of M/G Finance Co. LLC and serves on Modern’s board of directors. As part of the investment, Mr. Crenshaw will join AETI’s board of directors.

“I am very enthusiastic about AETI’s prospects for market leadership in the global energy industry,” said Crenshaw. “The company has a deep history in oil & gas, a strong management team, and is well positioned in the key global energy markets for future success.”

The agreement provides for the issuance of $5.0 million of Series A convertible preferred stock, convertible into 1,000,000 shares of common stock at a conversion price of $5.00 per share. The agreement also provides for the issuance of warrants to purchase 125,000 shares of common stock at an exercise price of $6.00 per share and 200,000 shares at an exercise price of $7.00 per share.

AETI is raising this capital for general corporate purposes which may include expansion of its manufacturing capacity to meet growing demand for its power delivery products, accelerating its international expansion in key energy markets including Brazil and China and making additional corporate acquisitions.

“Casey Crenshaw brings AETI significant experience in successfully growing a global oil and gas business,” stated Charles Dauber, chief executive officer of AETI. “We appreciate his support and financial commitment, and welcome him to the AETI board of directors.”

Closing of the financing is subject to an amendment to the Company’s revolving credit agreement and customary closing conditions. The Company will file a Form 8-K with the Securities and Exchange Commission with additional information about this transaction.

The securities to be issued in the private placement have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.

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American Electric Technologies, Inc
6410 Long Drive
Houston, Texas 77087
713.644.8182

American Electric Technologies, Inc. (NASDAQ:AETI) is a leading global provider of power delivery solutions to the energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and E&I Construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems L.L.C., a subsidiary, services Gulf Coast marine and vessel customers.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas, Keystone Heights, Florida and Bay St. Louis, Mississippi. In addition, AETI has minority interests in three joint ventures, which have facilities located in Xian, China, Singapore and Macae, Brazil. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning anticipated future demand for our products, international expansion, and other future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 30, 2012. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

Media Contacts:

Ward Creative Communications for American Electric Technologies, Inc.

Molly LeCronier

713-869-0707

mlecronier@wardcc.com

Investor Contacts:

American Electric Technologies, Inc.

Frances Powell Hawes

713-644-8182

investorrelations@aeti.com